Exhibit 1

                          JOINT STATEMENT AGREEMENT

      The undersigned hereby agree that the Amendment No. 6 to Schedule 13D filed by them with respect to December 20, 1995 events shall be filed on behalf of each of them.


Date:  January 8, 1996               /s/   L. Douglas Gantos
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                                     L. Douglas Gantos


                                     Four 'D' Investment Company


Date:  January 8, 1996               By:   /s/  L. Douglas Gantos
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                                           L. Douglas Gantos

                                           Its:  Partner